THIS 2nd SUPPLEMENTARY AGREEMENT is made on 1 July 2007

BETWEEN

CHINAWE.COM INC., whose principal executive office is situated at Room 1304-05, Dongbao Tower, 767 Dongfeng Road East, Guangzhou, China 510600 (the “Company”)

CHINAWE ASSET MANAGEMENT LIMITED, whose principal executive office is situated at 1307, 13/F. Block A, 66-68 Tong Mi Road, Kowloon, Hong Kong (“CAM”)

VIVIAN WAI WA CHU [Holder of H.K.I.C. No. ________] (“Ms. Chuo”) of 1307, 13/F. Block A, 66-68 Tong Mi Road, Kowloon, Hong Kong

WHEREAS the Company is a corporation listed on the Nasdaq-OTCIBB of the United States: CAM is a wholly-owned subsidiary of the Company and Ms. Chu is a director of the Company.

This supplementary agreement is made to supplement the agreement dated May 6 2003 (the “Agreement”) and the supplementary agreement dated 1 January 2005 (the “Supplementary Agreement”) made between the Company and Ms. Chu.

NOW IT IS HEREBY AGREED AS FOLLOWS:

(1) The loan pursuant to the Supplementary Agreement (the “Loan”) was actually used by CAM and CAM should have the obligations to repay the principal and interests outstanding to Ms. Chu; and

(2) The repayment term of the Loan is extended to 31 December 2007.

Other terms in the Agreement and the Supplementary Agreement remain the same.

CHINAWE.COM INC.		CHINAWE ASSET MANAGEMENT LIMITED		VIVIAN WAI WA CHU
By:	/s/ Man Keung Wai	By:	/s/ Man Keung Wai	/s/ Vivian Chu
Name:	Man Keung Wai	Name:	Man Keung Wai
Title:	CEO	Title:	Director